UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2006
PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On April 19, 2006, PAREXEL International Corporation (the “Company”) reported the resignation of William U. Parfet from the Company’s board of directors (the “Board”) effective May 1, 2006. Mr. Parfet was a member of the Board’s Audit and Finance Committee and Nominating and Corporate Governance Committee. On May 1, 2006, the Company received a letter from The Nasdaq Stock Market, Inc. indicating that the Company is not in compliance with the Audit Committee composition requirement for continued listing set forth in Marketplace Rule 4350(d)(2)(A) as a result of having only two independent members instead of the three independent members required by such rule. It is the Company’s intention to be compliant prior to the earlier of its next annual shareholders’ meeting or May 1, 2007, the expiration of the cure period as provided under Marketplace Rule 4350(d)(4).
Item 9.01.   Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 5, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2006	PAREXEL International Corporation
	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 5, 2006.